UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 11, 2010
Life Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5791 Van Allen Way, Carlsbad, CA	92008

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (760) 603-7200
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On February 11, 2010, Life Technologies Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named therein, for whom Banc of America Securities LLC, Goldman, Sachs & Co. and J.P Morgan Securities Inc. will act as the representatives, for the issuance and sale by the Company of $250 million aggregate principal amount of its 3.375% Senior Notes due 2013 (the “2013 Notes”), $500 million aggregate principal amount of its 4.400% Senior Notes due 2015 (the “2015 Notes”) and $750 million aggregate principal amount of its 6.000% Senior Notes due 2020 (the “2020 Notes” and together with the 2013 Notes and 2015 Notes, the “Notes”). The issuance of the Notes is expected to occur on February 19, 2010. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. The offering of the Notes is registered under an effective Registration Statement on Form S-3 (Registration No. 333-164823).
     The net proceeds from the offering of approximately $1.48 billion, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be used, together with cash on hand, to repay all of the outstanding indebtedness under the term loan A facility and the term loan B facility of the Company’s credit agreement. As of December 31, 2009, the Company had $1.330 billion outstanding under our term loan A facility, with a maturity date of November 21, 2013, and $643 million outstanding under our term loan B facility, with a maturity date of November 21, 2015.
     Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Bank of America, N.A., an affiliate of Banc of America Securities LLC, acts as an agent, lender and L/C issuer, and Goldman Sachs Credit Partners L.P., an affiliate of Goldman, Sachs & Co., and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities Inc., act as lenders under the Company’s existing credit agreement.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement which is attached hereto as Exhibit 1.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
d. Exhibits

1.1	Underwriting Agreement by and among the Company and Banc of America Securities LLC, Goldman, Sachs & Co. and J.P Morgan Securities Inc., as representatives of the several underwriters named therein, dated as of February 11, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION (Registrant)
	By:	/s/ John A. Cottingham
Chief Legal Officer and Secretary
Date: February 16, 2010